UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2010

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On December 9, 2010, the Administrative Court of the Canton of Zug rejected Transocean Ltd.’s (the “Company”) appeal of the decree of the Commercial Register of the Canton of Zug to not register the first installment of the approximately $1 billion cash distribution approved by shareholders at the Company’s Annual General Meeting held on May 14, 2010. The Company is considering its alternatives, including a possible appeal of the ruling to the Swiss Federal Supreme Court by January 24, 2011. The Company will determine whether or not to appeal the court’s decision to the Swiss Federal Supreme Court following a detailed review of the court’s reasons for the negative ruling. If the Company does not appeal, the court decision will likely prevent the Company from paying the first and all subsequent installments of the cash distribution.

Shareholders approved a distribution in the form of a par value reduction in an aggregate amount of 3.44 Swiss francs per issued share, equal to approximately 3.49 U.S. dollars (using an exchange rate of 1.00 U.S. dollar to 0.9862 Swiss francs as of the close of trading on December 8, 2010) to be calculated and paid in four installments. The proposal for the distribution was described in a proxy statement filed April 1, 2010 in connection with the Annual General Meeting on May 14, 2010 and approved by shareholders at the meeting. Under Swiss law, upon satisfaction of all legal requirements, the Company was required to submit an application to the Zug Commercial Register to register the applicable par value reduction.

Item 8.01	Other Events.

On December 9, 2010, the Company issued a press release announcing that the Administrative Court of the Canton of Zug had rejected the Company’s appeal of the decree of the Commercial Register of the Canton of Zug to not register the first installment of the approximately $1 billion cash distribution approved by shareholders at the Company’s Annual General Meeting held on May 14, 2010. The Company is considering its alternatives, including a possible appeal of the ruling to the Swiss Federal Supreme Court by January 24, 2011. The Company will determine whether or not to appeal the court’s decision to the Swiss Federal Supreme Court following a detailed review of the court’s reasons for the negative ruling. If the Company does not appeal, the court decision will likely prevent the Company from paying the first and all subsequent installments of the cash distribution. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements regarding the distribution to shareholders, including appeal of the rejection of the application in the relevant courts, future payments of the distribution, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to compliance with legal requirements, operating hazards and delays, actions by governmental and regulatory authorities (including courts), customers and other third parties, the future price of oil and gas, the actual revenues earned and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Additional information regarding the distribution may be found in the Company’s most recent Form 10-Q, proxy statement and other filings made with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibit to this report furnished pursuant to item 8.01 is as follows:

Exhibit No.	Description

99.1	Press Release dated December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: December 10, 2010	By	/S/ ERIC J. CHRIST
Eric J. Christ
Authorized Person

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated December 9, 2010